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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of
The Stride Rite Corporation:

   We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 333-51161 and 333-51163) of The Stride Rite Corporation of our reports dated January 9, 2002 on our audits of the consolidated financial statements and financial statement schedule of The Stride Rite Corporation as of November 30, 2001 and December 1, 2000 and for the years ended November 30, 2001, December 1, 2000 and December 3, 1999 which reports are included in this Annual Report on Form 10-K.

                                             /s/  PRICEWATERHOUSECOOPERS LLP
                                            ------------------------------------
                                                 PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 19, 2002